L.O.M. Medical International, Inc.
                            #3-1482 Springfield Road
                    Kelowna, British Columbia, Canada V1Y 5V3






September 11, 2001




To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of L.O.M. Medical International, Inc., a Delaware corporation, which will be held at 1:00 p.m., Pacific Time, on October 5, 2001, at the Fairmont Empress Hotel located at 721 Government Street, in Victoria, British Columbia Canada V8W 1W5 ("Annual Meeting"). All holders of our issued and outstanding common stock as of August 31, 2001, are entitled to vote at the Annual Meeting.

         Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement, and Proxy. A current report regarding our operations will be presented at the Annual Meeting, and stockholders will have an opportunity to ask questions.

         We hope you will be able to attend the Annual Meeting. Your vote is very important, regardless of the number of shares you own. Each shareholder, even though he or she now plans to attend the Annual Meeting, is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage paid envelope. You may revoke your Proxy at any time prior to its exercise. Any shareholder present at the Annual Meeting or any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter considered at the Annual Meeting.

         It is very important that your shares be represented at the Annual Meeting, whether or not you plan to attend in person. The affirmative vote of a majority of our issued and outstanding common stock is required to approve the matters to be considered at the Annual Meeting. Therefore, we urge you to execute, date and return the enclosed Proxy in the enclosed postage paid envelope as soon as possible to assure that your shares will be voted at the Annual Meeting.

         We thank you for your continued support.

                                    Sincerely,


                                    John Klippenstein,
                                    President

                       L.O.M. Medical International, Inc.
                            #3-1482 Springfield Road
                    Kelowna, British Columbia, Canada V1Y 5V3

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on October 5, 2001

         NOTICE IS HEREBY given that the Annual Meeting of Stockholders of L.O.M. Medical International, Inc., a Delaware corporation, will be held at 1:00 p.m., Pacific Time, on October 5, 2001, at The Fairmont Empress Hotel located at 721 Government Street, in Victoria, British Columbia, Canada V8W 1W5 ("Annual Meeting") for the following purposes:

1.       To elect six (6) members to our Board of Directors;

2. To approve, adopt and ratify the actions taken by our officers and directors during the last fiscal year;

3. To approve the selection of KPMG LLP to audit our financial statements for the fiscal year ending May 31, 2002; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

          Our Board of Directors has fixed the close of business on August 31, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.



                                            By Order of the Board of Directors


                                            John Klippenstein,
                                            President

Dated: September 11, 2001


PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                       L.O.M. Medical International, Inc.
                            #3-1482 Springfield Road
                    Kelowna, British Columbia, Canada V1Y 5V3


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held October 5, 2001

                                VOTING AND PROXY

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of L.O.M. Medical International, Inc., a Delaware corporation, for use at the annual meeting of our stockholders to be held at 1:00 p.m., Pacific Time, on October 5, 2001, at The Fairmont Empress Hotel located at 721 Government Street, in Victoria, British Columbia, Canada V8W 1W5 ("Annual Meeting"), and at any adjournments thereof.

When a Proxy is properly executed and returned, the shares of our common stock ("Common Stock") that such Proxy represents will be voted in accordance with any directions specified therein. If no specification is indicated, those shares will be voted "FOR" (i) the election as our directors of the six (6) nominees specified herein; (ii) the approval, adoption and ratification of the actions taken by our officers and directors during the most recent fiscal year; and
(iii) the approval and ratification of the selection and appointment of KPMG LLP as our independent certified public accountants to audit our financial statements for the fiscal year ending May 31, 2002.

Any stockholder giving a Proxy has the power to revoke that Proxy at any time before that Proxy is voted by (i) giving to our corporate secretary written notice of such revocation, (ii) issuance of a subsequent Proxy, or (iii) voting in person at the Annual Meeting.

At the close of business on August 31, 2001, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, we had issued and outstanding 6,152,811 shares of Common Stock. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on August 31, 2001, are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, by e-mail, or by telephone, by our directors, officers and regular employees, who will not be additionally compensated therefor. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed on or about September 11, 2001, to all stockholders entitled to vote at the Annual Meeting.

The matters to be considered and acted upon at the Annual Meeting are specified in the preceding notice and are specified more completely below.


                              ELECTION OF DIRECTORS
(Proposal 1)

Our directors are elected annually and hold office until the next annual meeting of our stockholders or until their respective successors are elected and qualified. It is intended that the proxies solicited by our Board of Directors will be voted for election of the six (6) nominees specified below, unless a contrary instruction is made on the accompanying Proxy. If, for any reason, one or more of these nominees should be unavailable as a candidate as our director, an event which is not anticipated, the person to whom authority to vote is specified in the accompanying Proxy will vote for another candidate or candidates nominated by the Board of Directors. To be elected to our Board of Directors, a nominee must receive the affirmative vote of the holders of a majority of the total issued and outstanding Common Stock. Cumulative voting for nominees is not permitted.

Five (5) of the six (6) nominees for directors are, at present, our directors.

The following table sets forth certain information with respect to (i) each nominee to serve as a director for us, and (ii) all of our director nominees and executive officers as a group at August 31, 2001, including the number of shares of Common Stock beneficially owned by each of them. Percentages are based on the number of shares of Common Stock on a fully diluted basis as of August 31, 2001.

Our directors and principal executive officers directly or beneficially own, in the aggregate, 3,733,739 shares of Common Stock and 307,000 stock options, or approximately 65.7 % of the issued and outstanding Common Stock, as set forth on the following table (percentages are rounded off to the nearest one-tenth of one percent):

Title of Class          Name of Beneficial Owner            Amount       Options      Percent of Issued
--------------          ------------------------            ------       -------      -----------------
                                                                                      Shares And Options
                                                                                      ------------------
 Common Stock          David E. Gramlich, Director          40,000        18,000               .9%
                        122 - 5360 - 201st Street
                              Langley, B.C.
                                 V3A 1T7

 Common Stock            Dr. Colin Lee, Director            55,000        18,000              1.2%
                            2749 McCall Place
                             Victoria, B.C.
                                 V8N 5Y8

 Common Stock      Peter McFadden, Vice President, and       4,100       118,000              2.0%
                         Chief Financial Officer                            (3)
                            418 Oakview Road
                              Kelowna, B.C.
                                 V1W 4K2

 Common Stock      John Klippenstein, President, Chief   3,629,779       138,000(1)           61.2%
                     Executive Officer and Director           (1)
                           494 Casa Rio Drive
                              Kelowna, B.C.
                                 V1Z 3L6

 Common Stock        Maria Klippenstein, Secretary,      3,629,779       138,000(2)           61.2%
                                Treasurer                     (2)
                           494 Casa Rio Drive
                              Kelowna, B.C.
                                 V1Z 3L6

 Common Stock          Dr. Jeffrey Berg, Director                0        15,000               .2%
                             3 Fairhill Road
                           Edison NJ USA 08817

    Common            Dr. Harold Punnett, Director           4,860           Nil              .08%
     Stock                   9066 Gay Street
                           Fort Langley, B. C.
                                 V1M 2S5




(1) Includes 1,814,884 shares of Common Stock and 20,000 options owned by Mr. Klippenstein's wife, Maria Klippenstein.

(2) Includes 1,814,895 shares of Common Stock and 118,000 options owned by Mrs. Klippenstein's husband, John Klippenstein.

(3) Peter McFadden provides services to us indirectly by a corporation and is, therefore, considered to be an independent contractor. Accordingly, for accounting purposes, he is considered to be a non-employee.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("Commission") and generally includes voting or investment power with respect to securities. In accordance with the Commission's rules, shares of Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of this Proxy Statement are deemed beneficially owned by the holders of those options or warrrants.

Nominees for Directors

John Klippenstein, age 62, is our President, Chief Executive Officer and one of our directors. He received his education in Winnipeg and received a Certified Engineering Technician degree in 1964 from Red River College in Winnipeg, Manitoba. From 1980 to present, Mr. Klippenstein has been the President and owner of Tech-Nacan Consultants. From 1994 to present, Mr. Klippenstein has been the President of our subsidiary L.O.M. Laboratories, Inc. Mr. Klippenstein is currently a director of Highland Security Corporation and has been since 1996. Mr. Klippenstein has also worked for several land development companies until 1969, when he started his land development and construction management company, which still has holdings in Kelowna, British Columbia. As owner of Tech-Nacan Consultants Inc., Mr. Klippenstein has developed and built many large commercial and industrial projects, including health care facilities, clinics, schools, institutional buildings, senior citizen housing, high rise apartment complexes, recreational complexes, and food processing facilities in Manitoba, Saskatchewan and Alberta.

David A. Gramlich, age 60, is one of our directors. He is the only member of our Audit Committee. Mr. Gramlich began his career in real estate in 1968. From 1968 to 1979, he worked as a manager of several real estate firms. From 1979 to 1998, Mr. Gramlich was a self-employed businessman specializing in real estate, including development. Mr. Gramlich also owned Video Max, a company that owned and operated four video stores in the City of Langley, British Columbia. Since 1998, Mr. Gramlich has been employed by Candan R.V. Centre as a sales and lease consultant. Mr. Gramlich has participated in industrial, commercial and institutional transactions.

Colin Lee, M. D., age 63, is one of our directors. Dr. Lee came to Canada in 1968 after having received his medical degree from Capetown University in South Africa in 1966. Since his arrival in Canada, Dr. Lee has worked in the specialty of radiology. Dr. Lee owns and operates 5 radiology clinics on Vancouver Island and Victoria, British Columbia, in partnership with Dr. Sidney Joss.

Jeffrey Berg, PhD, age 58, is one of our directors. Dr. Berg is a senior research analyst, as well as a prime consultant to medical companies located within the United States, including, but not limited to, Johnson & Johnson and Bausch & Lomb. Dr. Berg typically associates himself with companies offering pharmaceutical, biotechnological and medical-device and diagnostic products. Dr. Berg is the owner and President of Health Care Insights. Health Care Insights has offices in Edison, New Jersey.

Harold Punnett, D.D.S. age 45, is one of our directors. Dr. Punnett has had his dental practice in the Vancouver, British Columbia area since 1984. Presently Dr. Punnett is serving as a member on the Board of Directors of Red Emerald Resources, a company listed on the CDNX exchange using the symbol "RED".

Clifford R. Mandell, age 53, is nominated for election to our Board of Directors. Mr. Mandell has experience in technical sales of electronic components in British Columbia, Alberta and the Pacific Northwest. Mr. Mandell has been a sales engineer for Cain-Sweet, Co. since March 2001, and for Technical Marketing, Inc. from April 2000 to March 2001. Prior to that, Mr. Mandell was a systems consultant for Virtual Solutions from September 1999 to April 2000, and a regional sales manager for UMEC International Corp. from February 1998 to January 1999. From December 1996 to February 1998, Mr. Mandell was a field sales representative for Pioneer-Standard Electronics, and from October 1988 to October 1996, he was a sales engineer for Norgay Enterprises, Ltd.

Board of Directors Meetings During Last Fiscal Year

From our formation on March 17, 1997, to February 28, 2000, our Board of Directors consisted of five directors, John Klippenstein, Peter McFadden, David Gramlich, Dr. Colin Lee and Dr. John Gergely. On or about February 28, 2000, Dr. Jeffrey Berg was appointed to our Board of Directors. On or about November 3, 2000, Dr. John Gergely resigned as one of our directors. On or about December 1, 2000, Peter McFadden resigned as one of our directors, effective December 31, 2000. On or about March 2, 2001, Dr. Harold Punnett was appointed to our Board of Directors. During our most recent fiscal year, our Board of Directors met on November 3, 2000; December 8, 2000; March 2, 2001; and June 11, 2001, and on various occasions its members took additional action by written consent, in lieu of holding additional Board of Directors' meetings.

We also have an Audit Committee consisting of only David Gramlich, who is an independent director, which is reviewing the results and scope of the audits and other services provided by our independent auditors.

All of our directors hold office until the next annual meeting of our shareholders and the election and qualification of their successors. Officers are appointed annually by, and serve at the discretion of, our Board of Directors.

Principal Stockholders. Other than officers and directors, no person is a beneficial owner of more than 5% of the Common Stock.

Executive Compensation. Any compensation received by our officers and management personnel will be determined from time to time by our Board of Directors (specifically the Compensation Committee). Our officers, directors and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Currency Notations. As a point of clarification, as used in this Proxy Statement, the word "Dollars" and the symbol "$" mean and refer to the currency of the United States of America, unless otherwise specified. As used in this Proxy Statement, the symbol "CDN$" means and refers to the currency of Canada, in Canadian dollars.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our Chief Executive Officer and our other executive officers of the Company whose total annual salary and bonus exceeded $50,000 during the fiscal year ended May 31, 2001.

-------------------- --------------------------------- ------------------------

Name of Individual   Capacities in Which Remuneration   Aggregate Remuneration
                     was Earned
-------------------- --------------------------------- ------------------------

 John Klippenstein   President and Chief
                     Executive Officer                  $ 158,564
-------------------- --------------------------------- ------------------------

During the fiscal year ended May 31, 2001, we issued stock options to directors, employees, and consultants.

Our Board of Directors has adopted a stock option plan ("Stock Option Plan"). The Stock Option Plan is designed to retain qualified and competent officers, employees and directors for us. Our Board of Directors, or a committee thereof, shall administer the Stock Option Plan and is authorized, in its sole and absolute discretion, to grant options to all of our eligible employees, including our officers and directors (whether or not employees). During the year ended May 31, 2001, options to acquire 340,417 shares of Common Stock were granted in accordance with the Stock Option Plan. Options granted pursuant to the Stock Option Plan will be exercisable within the period specified in the applicable stock option agreements. Options granted pursuant to the Stock Option Plan will not be exercisable after the expiration of ten (10) years from the date of grant for any of our shareholders who owns less than 10% of the issued and outstanding Common Stock and five (5) years for any of our shareholders who owns 10% or more of the issued and outstanding Common Stock. The Stock Option Plan also authorizes the Company to make loans to optionees to enable them to exercise their options.

Compensation to Directors. There was no other compensation to our directors in their capacities as such.

To be elected to our Board of Directors, a nominee must receive the affirmative vote of the holders of a majority of the total issued and outstanding Common Stock. Cumulative voting for nominees is not permitted.
                                         ---


                RATIFICATION OF ACTIONS BY OFFICERS AND DIRECTORS
                      DURING THE COMPANY'S LAST FISCAL YEAR

(Proposal 2)

Our management will report to our shareholders regarding the actions taken by our officers and directors during the last fiscal year, including, but not limited to, material contracts entered into by us. Our management believes that these actions taken by our officers and directors and the material contracts entered into by us have been in our best interests and the best interests of our shareholders, and, therefore, will request that holders of the issued and outstanding Common Stock vote to approve, consent to, adopt and ratify each of those actions and material contracts.

Approval of the proposal to approve, adopt and ratify the actions taken by the Company's officers and directors during our most recent fiscal year requires the affirmative vote of the holders of a majority of the issued and outstanding Common Stock.


                         INDEPENDENT AUDITORS - KPMG LLP

(Proposal 3)

Our management has selected the certified public accounting firm of KPMG LLP to audit and comment on our financial statements for our fiscal year ending May 31, 2002, and to conduct whatever audit functions are deemed necessary or appropriate pursuant thereto. KPMG LLP is responsible for the audit of our financial statements for the fiscal year ended May 31, 2001, for inclusion in our Annual Report on Form 10-KSB which was filed with the Commission on August 14, 2001. Approval of the selection of KMPG LLP to audit our financial statements for the fiscal year ending May 31, 2002, requires the affirmative vote of the holders of a majority of the issued and outstanding Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about January 1, 1998, prior to becoming our subsidiary, L.O.M. Laboratories Inc., purchased from John Klippenstein, our President and one of our directors, all rights to the Lens-O-Matic product. L.O.M. Laboratories Inc. then paid a purchase price of CDN$542,000 allocated as follows: (i) L.O.M. Laboratories Inc. forgave Mr. Klippenstein's debt of CDN$101,329; and (ii) L.O.M. Laboratories Inc. issued to Mr. Klippenstein 4,000 shares of its class "C" Preferred Stock, then valued at CDN$440,671. At the time of those transactions, Mr. Klippenstein was serving as our President, Chief Executive Officer and one of our directors, as well as serving as President and a director of L.O.M. Laboratories Inc. Mr. Klippenstein signed the Purchase and Sale Agreement for that product in his individual capacity as seller and as the authorized officer of L.O.M. Laboratories Inc. At the time of that transaction, Mr. Klippenstein's wife, Maria Klippenstein, was both the Secretary and the Treasurer of L.O.M. Laboratories Inc. and our Secretary and Treasurer. The ultimate value to L.O.M. Laboratories Inc. of that product will ultimately be determined by the acceptance of that product, which is uncertain at this time.

On or about June 1, 1997, we agreed to purchase 4,800 of the 5,000 total issued and outstanding shares of L.O.M. Laboratories Inc.'s Class "A" common stock; however, the effective date of such purchase was not until January 13, 1998, when the shareholders and directors of L.O.M. Laboratories, Inc. approved the sale. We agreed to pay $1.00 per share. This represents a 96% interest in L.O.M. Laboratories Inc. The other 200 issued and outstanding shares of that Class "A" common stock are owned by John Klippenstein and Maria Klippenstein. At the time of that transaction, John Klippenstein was serving as the President, Chief Executive Officer and one of our directors, as well as serving as President and a director of L.O.M. Laboratories Inc. At the time of that transaction, Mr. Klippenstein's wife, Maria Klippenstein, was both the Secretary and the Treasurer of L.O.M. Laboratories Inc. and our Secretary and Treasurer.

We lease our office space from 494040 B.C. Ltd. (Tech-Nacan Consultants). Tech-Nacan Consultants, a British Columbia corporation, is a real estate development company owned by (i) John Klippenstein, our President, Chief Executive Officer and one of our directors, and (ii) Maria Klippenstein, our Secretary and Treasurer. For the year ended May 31, 2001, we paid $29,489.00 for that office space. During the fiscal year ended May 31, 2001, we did not expend any funds for improvements on those premises.

On or about October 27, 1997, with our Board of Director's approval, we entered into with John Klippenstein a five-year employment agreement. Pursuant to that agreement, John Klippenstein is to provide management services to us for which we have agreed to pay $120,000 for the first year with a $10,000 increase every year thereafter, resulting in a final fifth year salary of $160,000. John Klippenstein currently is our President, Chief Executive Officer and one of our directors. During the year ended May 31, 2001, we paid $158,564.00 to Mr. Klippenstein.

During the year ended May 31, 2001, we paid to Peter McFadden, our Vice President and Chief Financial Officer and a former director, $26,059.00 for accounting services. Mr. McFadden resigned as director effective December 31, 2000.

During the year ended May 31, 2001, we paid to Maria Klippenstein, our Secretary and Treasurer and wife of John Klippenstein, our President, Chief Executive Officer and one of our directors, $35,713.00 in office and administrative fees.

During the year ended May 31, 2001, we paid to Pam Klippenstein, the daughter-in-law of Maria Klippenstein and John Klippenstein, office and administration fees in the amount of $19,109.00 for the office management fees for the management of our office facilities.


                                  OTHER MATTERS

Our Board of Directors knows of no other matters to be brought before the Annual Meeting. If, however, other matters should come before the Annual Meeting, it is the intention of the person specified in the accompanying Proxy to vote such Proxy in accordance with his or her judgment regarding such matters.

                           ANNUAL REPORT ON FORM 10-KSB

We filed our most recent Annual Report on Form 10-KSB on August 14, 2001. Additionally, we filed the requisite Quarterly Reports on Form 10-QSB which are available without charge to stockholders and may be obtained by writing to us at #3-1482 Springfield Road, Kelowna, British Columbia, Canada V1Y 5V3, Attention:
Information Agent.

On or about July 13, 1999, we became a reporting company with the Commission.

The public may read and copy any materials filed with the Commission, including our Registration Statement on Form 10-SB filed by the Company on May 14, 1999; the amendments thereto filed on January 6, 2000, on January 20, 2000, on May 17, 2000, and July 14, 2000; and the Company's Quarterly Reports on Form 10-QSB filed on October 16, 2000, January 3, 2001, and April 13, 2001, at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549, or by accessing the Commission's website at http://www.sec.gov.


                              STOCKHOLDER PROPOSALS

Any proposals of security holders which are intended to be presented at next year's annual meeting must be received by us at our principal executive offices on or before June 1, 2002, in order to be considered for inclusion in our Proxy materials relating to that annual meeting.

                                   Appendix A

To our Stockholders:

         The following is a summary of our most recent Annual Report on Form 10-KSB filed with the Commission on August 14, 2001. A complete copy of the Annual Report is available without charge to our stockholders and may be obtained by writing to us at #3-1482 Springfield Road, Kelowna, British Columbia, Canada V1Y 5V3, Attention: Information Agent. In addition, all of our filings with the Commission may be viewed at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549, or by accessing the Commission's website at http://www.sec.gov.

Description of Business.
------------------------

Our Development. L.O.M. Medical International Inc., a Delaware corporation, was incorporated in the State of Delaware on March 17, 1997. Our executive offices are located at #3-1482 Springfield Road, Kelowna, B. C. Canada V1Y 5V3.

Our Business. We were incorporated for the purpose of researching and developing health care products. The goal is to become an innovator and provider of a retractable syringe ("Syringe") and related products and technologies to the health care market. We also hope to market and distribute various eye care products successfully. We plan to develop new and improved products and provide the health care industry with better, safer products throughout the world.

The Retractable Syringe. We believe the Syringe will change standard disposal methods for used syringes. We have developed a product designed to function as a standard hypodermic syringe that we believe is safer to the caregiver or health care worker. We believe that the Syringe's unique design will allow health care providers to avoid direct contact with used needles. The Syringe is covered by United States Patent No. 5,868,713 dated February 9, 1999, and international patents have been filed in 84 different countries.

Once the needle of the Syringe is injected, the user simply has to press the plunger top gently with his or her thumb to automatically retract the needle into its own sealed chamber. The needle is now hidden where it remains locked in place and cannot be used again. The Syringe does not require a health care worker to use both hands to retract the needle after it has been used and withdrawn from the patient. The Syringe will be produced in standard industry sizes from 1CC to 20 CC.

We intend to promote the Syringe as a safer and less risk-oriented instrument for hospital staff and health care workers. We are optimistic that doctors, nurses, and health care workers will recognize and appreciate the safety features of the Syringe, because of its ease of "use-and-disposal" and its unique "contaminate-prevention" characteristics. However, we currently have no contracts to sell the Syringe and there are no guarantees as to the timing of any such contracts in the future.

It is anticipated that the products and technologies developed by us will be offered to distributors on a worldwide basis, with an initial emphasis in Canada and the United States. It is hoped that new product and technology ideas will be generated by active dialogues among our potential customers and our network of scientific advisors. We also hope to participate in national and international conferences and to generate reviews in selected scientific literature.

We interact with a network of scientific advisors within the industry, including members of academic institutions, as well as potential customers. We anticipate that these interactions will enable us to identify the specialized requirements of those potential customers and to provide innovative and commercially acceptable products and technologies. At this time, our relationships with scientific advisors and academic institutions are limited to advisory relationships. We anticipate testing the Syringe in conjunction with teaching universities in Canada, Britain, and other constituents of the United Kingdom.

During the last 12 months we have been working toward turning the patented concept of the Syringe into a viable product. The challenges of doing this cost effectively are great. We have manufactured a Proof Of Concept Prototype ("POCP"). A POCP is a device designed to show that the patented idea or invention can be made into a viable product. The next step is to make a prototype that is virtually the same as the finished product. We are currently working on manufacturing 50,000 prototypes.

The first task in the development of the Syringe was to find a prototype with which we would be able to work. More than 20 companies were researched, evaluated and contacted before we settled on our current contract developer. We have entered into preliminary agreements with B.C. Tech Inc. and Philips Plastic Corporation. We believe those agreements will allow us to complete the production of the prototype Syringe as well as allow us to produce 50,000 test units of the Syringe at a cost of approximately $400,000.00. We plan to satisfy our financial obligations pursuant to these agreements during the next several months from existing cash resources. From our inception on March 17, 1997, to May 31, 2001, we have incurred $875,420 related to the development of the Syringe, including a prototype.

During the year, a propellant was selected from a large pool of possibilities. This had to meet many criteria. We have found a material that, according to our preliminary research, meets the desired criteria and has been encapsulated in a polymer to form a cell. We have not yet completed our research, however, and unanticipated problems may arise. This cell has proved to generate more than enough power to retract a needle. We hope to produce a cell with a 2-year shelf life. Currently we have developed a cell with a 3 to 6 month shelf life.

We have gathered information on syringe design and practicality from interviewing nursing practitioners. We also determined the thumb-force required to activate retraction of the needle. We have incorporated the results of our studies into our POCP. We believe that the POCP has shown benefits compared to spring-powered syringes. With design modifications, we hope to adjust the speed of retraction while maintaining the smooth retraction of the needle. We hope this will eliminate the type of blood splattering sometimes experienced with spring-loaded syringes. We have evaluated many types of syringes. We are in the final stages of design approval to make 5,000 prototypes for selected trials by physicians, nurses, and clinics. We hope that the prototypes will be ready within 3 to 4 months.

During the next 12 months, we plan to focus our efforts in the following areas:

  o Perform design refinements on the Syringe, in an effort to minimize parts and make manufacturing as simple and cost effective as possible;
  o   Selection of raw materials;
  o Contact the Food and Drug Administration ("FDA")in anticipation of a 510K submission;
  o   Sterilization elections e-beam and y-beam;
  o   Material compatibility; and
  o   Mould maker selection.

During the next 12 months we anticipate increases in our staff operations as the prototype of the Syringe develops. Dr. Simon Wood has agreed to operate our research and development department. Currently, he bills us for his services on an hourly basis for work completed. We have no written agreement with him at this time. We have contracted with Kevin Conway, a mid-level engineer, for various services. Mr. Conway performs subcontract work on an hourly basis. He is assisting with CAD-CAM requirements relating to the development of the Syringe.

We are not currently producing commercial quantities of products or currently supplying any services to any third parties. No assurance can be given that we will, on a timely basis, be able to make the transition from manufacturing testing quantities of the Syringe to commercial production quantities successfully or be able to arrange for contract manufacturing.

We anticipate contracting for the first 2 years of commercial production of the Syringe. At the end of the second year of production, we anticipate engaging in significant discussions regarding the potential for the construction of our own production facility. We recognize that the construction of a production facility will be contingent upon us having attained our sales and profit projections. Negotiations to establish a manufacturing plant in Ireland have commenced, but have not progressed beyond preliminary discussions.

The Eye Care System. We have invented and developed an insertion and storage device for contact lenses ("Eye Care System"), which is a method of handling and inserting contact lenses. We have developed the following components and solutions that may be used together with the Eye Care System:

  o an inserter that will remove contact lenses in a medical emergency, for use by hospital medical staff and paramedics;
  o   disposable and replacement inserter ends;
  o   additional storage cups and caps; and
  o soaking and disinfecting solutions that are to be used with the Eye Care System.

The Eye Care System is designed to allow the practitioner to avoid having direct hand or finger contact with the contact lens when fitting a patient. We believe that the design of the Eye Care System will reduce the risk of contamination and infection to the patient. We have developed a liquid cleaner for the Eye Care System that cleans contact lenses quickly. We have obtained FDA approval for the Eye Care System.

The target markets for the distribution for the Eye Care System include, but are not necessarily limited to, hospitals, clinics, optometrists, and opticians.

We have produced 33,000 units of our eye care inserters, which will be used for demonstrations. As a result, we have not included those units on our balance sheet, but we have expensed those units on our income statements as net realizable value (anticipated to be nothing). We currently have the ability to contract for the production of commercial quantities of our eye care products. We currently have dies with an output capacity of 150,000 units. There is a second set of dies designed that will have a 300,000 unit capacity, which would allow the production of a total of 450,000 units of eye care products per month.

We have FDA approval to market our eye care products in the United States and have the necessary Canadian approval to market eye-care products in Canada. We are reviewing various contracts with third parties to market the Eye Care System in Canada, as well as the United States.

We plan to concentrate our activities during the next 12 months on the production and introduction of the Syringe. When that is finalized, we will implement our marketing plan for the Eye Care System products.

Skin Care Products. At this time we are revising our plans for our skin care products. We will not be pursuing the promotion of our skin care products aggressively until we have the Syringe in production.

Genetic Patents. We are currently in the first phase of licensing agreements with the owners of various patents on genetic vectors. As of May 31, 2001, we had advanced $44,020 to pay for patents characterized in our financial statements as advances and deposits.

Business of L.O.M. Laborotories, Inc. There has been no activity of L.O.M. Laboratories, Inc. during the year ending May 31, 2001. For the foreseeable future L.O.M. Laboratories, Inc. will have no operations.

Employees. We currently have three employees and several consultants on staff. We also use consultants for business, accounting, engineering, and legal services as required. Our management has experience and background in manufacturing medical products and obtaining patents internationally, as well as obtaining international medical approvals.

Our three employees are Maria Klippenstein, John Klippenstein and Tia Isaak. Mrs. Klippenstein is the Secretary and Treasurer of L.O.M. Laboratories, Inc., as well as our Secretary and Treasurer. Her day-to-day duties include monitoring accounts payable and receivable, reporting to our stock transfer agent, shareholder relations and reporting to our securities attorney. Mr. Klippenstein is our President and Chief Executive Officer. He performs all the duties of that office. Mrs. Isaak handles office administration and secretarial duties.

We have also retained Peter McFadden, Chartered Accountant, as a consultant. Peter McFadden performs the duties of Chief Financial Officer of L.O.M. Laboratories, Inc. Mr. McFadden's day-to-day duties include corporate finances, accounting and communications with our auditors, corporate reporting and annual tax filings, financial reporting to our Board of Directors, corporate financial advising, organization and reporting on annual shareholder meetings, and corporate tax planning. Tanya Sedlacek also provides, as an independent contractor, accounting services to us. Finally, Kevin Conway provides us with engineering services as an independent contractor.

Our subsidiary, L.O.M. Laboratories, Inc., has also entered into an independent contractor agreement with PK Management owned by Pam Klippenstein, the daughter-in-law of John Klippenstein and Maria Klippenstein. Pamela Klippenstein's duties include managing our Vancouver office; general office duties; drafting and reviewing of our newsletters; general correspondence; directors' meetings, including minutes and reports; and mailroom and website updates. Our subsidiary, L.O.M. Laboratories, Inc., has also entered into a contract with Dr. Jeffrey Berg. Dr. Berg's duties include product analysis and strategic alliances with medical publications, product evaluation and reports, negotiating strategic alliances and brokerage liaisons.

Description of Property.

Real Property held by us. We hold no real property at this time.

The Company's Facilities. We lease office space located at 3-1482 Springfield Road, Kelowna, Canada from Tech-Nacan Consultants ("Tech-Nacan"). Tech-Nacan is a company owned by John Klippenstein, our President, Chief Executive Officer and one of our directors, and Maria Klippenstein, our Secretary and the Treasurer. We also lease office space at 885 Dunsmuir Street in Vancouver, Canada from an unrelated third party. In addition, we lease storage space in Great Plains Industrial Park in Saskatchewan from an unrelated third party for the assembly and storage of the Lens-O-Matic product. For the year ended May 31, 2000, we paid a total of $35,350 for rent of our Kelowna and Vancouver offices. For the year ended May 31, 2001, we paid $45,227 rent or our Kelowna and Vancouver offices. With regard to the Great Plains storage facility, we pay CDN$113 per month. The lease for the Great Plains Storage facility is month-to-month. We are obligated to make future lease payments for our Kelowna facilities as follows:



         Year                                             Payment
         ----                                             -------

         2002                                             $20,805
         2003                                             $20,805
         2004                                             $20,805
         2005                                             $20,805

Legal Proceedings

Litigation Involving Our Subsidiary. At the present time our subsidiary, L.O.M. Laboratories, Inc., has been named in small claims court as a defendant regarding a matter involving certain architectural drawings. The claim relates to allegedly excessive charges of approximately CDN$5,000 that were billed to L.O.M. Laboratories, Inc. without approval. We have attempted to settle this with the claimant several times with little success. The matter has been brought before the small claims court. A claim in small claims court cannot exceed CDN$10,000. We hope to settle the claim for less than the invoiced amount.

British Columbia Securities Commission. We have been engaged in discussions with staff of the British Columbia Securities Commission ("BCSC") concerning the distribution of certain shares of Common Stock to certain residents of British Columbia. Staff of the BCSC has taken the position that the distribution of those shares may not have, in all circumstances, satisfied the prospectus exemption requirements specified by relevant provisions of the Securities Act of British Columbia. In order to resolve the concerns of staff of the BCSC, we have agreed to make an offer of rescission ("Rescission Offer") to purchasers of Common Stock residing in British Columbia. The Rescission Offer was mailed to the British Columbia shareholders on August 10, 2001. The Rescission Offer will be open for acceptance until September 10, 2001. Pursuant to the Rescission Offer, a recipient of the Rescission Offer may elect to retain his or her Common Stock or to rescind his or her original purchase and return that Common Stock to us and receive from us the purchase price originally paid. Any shares returned to us pursuant to the Rescission Offer will be cancelled. Should every shareholder residing in British Columbia accept the Rescission Offer, we will be required to pay approximately $1,400,000.

There are no other legal actions pending against the Company nor are any other such legal actions contemplated.

Submission of Matters to a Vote of Security Holders. Within the last fiscal year, we did not submit any matters to a vote of security holders.

                      Consolidated Financial Statements of


                      L.O.M. MEDICAL INTERNATIONAL INC.

                      (A Development Stage Enterprise)

                      For the years ended May 31, 2001 and 2000

AUDITOR'S REPORT TO THE STOCKHOLDERS


We have audited the consolidated balance sheets of L.O.M. Medical International Inc., a development stage enterprise, as at May 31, 2001 and 2000 and the consolidated statements of loss and cash flows for the years then ended and for the cumulative period from inception (March 17, 1997) to May 31, 2001 and the consolidated statements of stockholders' equity and comprehensive income for the period from inception on March 17, 1997 to May 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of L.O.M. Medical International Inc. as at May 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended and for the cumulative period from inception (March 17, 1997) to May 31, 2001, in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has generated no revenues and accumulated a deficit since inception of $2,882,529. These factors as discussed in Note 1 a) raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1a). The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



signed "KPMG LLP"

Chartered Accountants



Kelowna, Canada

June 22, 2001

L.O.M. MEDICAL INTERNATIONL INC.
(A Development Stage Enterprise)

Consolidated Balance Sheets
$ United States

May 31, 2001 and 2000

------------------------------------------------------------------------------------------------------
                                                                                2001              2000
------------------------------------------------------------------------------------------------------
Assets

Current assets
     Cash and cash equivalents                                        $      741,152    $      959,318
     Amounts receivable                                                       48,106            21,070
     Prepaid expenses                                                          1,455             6,820
------------------------------------------------------------------------------------------------------
                                                                             790,713           987,208

Advances and deposits (note 2)                                               161,415            42,000

Fixed assets (note 3)                                                         40,809            47,124

Patent costs                                                                   8,336            12,504

------------------------------------------------------------------------------------------------------
                                                                      $    1,001,273    $    1,088,836
------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Current liabilities
     Accounts payable and accrued liabilities                         $      112,083    $       27,791

Minority interest (note 4)                                                   301,727           301,727

Share subscriptions (note 5(a))                                               22,100           185,513

Stockholders' equity
     Capital stock  (notes 5 and 9)
            5,000,000 preferred shares with a par value of $0.001
                       per share authorized, nil issued
           50,000,000 common shares with a par value of $0.001
                       per share authorized, 6,152,811 issued
                       (May 31, 2000 - 5,846,459 issued)                       6,154             5,847
     Additional paid in capital                                            3,408,434         2,201,055
     Deficit accumulated during the development stage                     (2,882,529)       (1,666,401)
     Accumulated other comprehensive income                                   33,304            33,304
------------------------------------------------------------------------------------------------------
Contingent liability (note 9)                                                565,363           573,805
------------------------------------------------------------------------------------------------------
                                                                      $    1,001,273    $    1,088,836
------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements

On behalf of the board:

                                Director
--------------------------------


                                Director
--------------------------------

L.O.M. MEDICAL INTERNATIONAL INC.
(A Development Stage Enterprise)

Consolidated Statements of Loss
$ United States

For the years ended May 31, 2001 and 2000 and cumulative from inception (March 17, 1997) to May 31, 2001

--------------------------------------------------------------------------------------------------------------
                                                              From inception
                                                            (March 17, 1997)
                                                             to May 31, 2001            2001              2000
--------------------------------------------------------------------------------------------------------------
Expenses
     General and administration                           $    2,121,049       $     927,601     $     456,517
     Research and development                                    875,420             341,275            73,332
--------------------------------------------------------------------------------------------------------------
                                                               2,996,469           1,268,876           529,849

--------------------------------------------------------------------------------------------------------------
Loss from operations                                          (2,996,469)         (1,268,876)         (529,849)

Other income
     Interest income                                             113,940              52,748            21,014
--------------------------------------------------------------------------------------------------------------
Net loss                                                  $   (2,882,529)      $  (1,216,128)    $    (508,835)
--------------------------------------------------------------------------------------------------------------

Loss per common share, basic and diluted                  $        (0.61)      $       (0.20)    $       (0.09)

Weighted average common shares,
   basic and diluted                                           4,731,320           6,047,271         5,611,927
--------------------------------------------------------------------------------------------------------------






          See accompanying notes to consolidated financial statements

L.O.M MEDICAL INTERNATIONAL INC.
(A Development Stage Enterprise)

Consolidated Statements of Cash Flows
$ United States

For the years ended May 31, 2001 and 2000 and cumulative from inception (March 17, 1997) to May 31, 2001

-------------------------------------------------------------------------------------------------------------------------
                                                                    From inception
                                                                   (March 17, 1997)
                                                                    to May 31, 2001          2001              2000
-------------------------------------------------------------------------------------------------------------------------
Operating activities
Net loss for the period                                          $   (2,882,529)     $   (1,216,128)    $    (508,835)

   Items not involving cash
     Amortization                                                        66,554              19,994            17,991
     Gain on sale of fixed assets                                        (2,659)                  -                 -
     Write down of product rights and patent costs                      374,128                   -                 -
     Compensation cost of stock options issued
       for services                                                     295,269             295,269                 -

   Changes in non-cash working capital
     Amounts receivable                                                 (48,106)            (27,036)            5,372
     Prepaid expenses                                                    (1,455)              5,365            (3,467)
     Accounts payable and accrued liabilities                           112,083              84,292            (8,613)
---------------------------------------------------------------------------------------------------------------------
                                                                     (2,086,715)           (838,244)         (497,452)
Financing
     Issuance of capital stock                                        2,266,075             726,904           967,643
     Proceeds from subscriptions for shares                             875,344              22,100           185,513
---------------------------------------------------------------------------------------------------------------------
                                                                      3,141,419             749,004         1,153,156
Investing
     Advances and deposits                                             (161,415)           (119,415)          (42,000)
     Proceeds on disposition of fixed assets                              6,189                   -                 -
     Acquisition of fixed assets                                       (101,230)             (9,511)          (11,187)
     Acquisition of product rights                                      (90,577)                  -                 -
---------------------------------------------------------------------------------------------------------------------
                                                                       (347,033)           (128,926)          (53,187)

Effect of change in exchange rates on cash and cash equivalents          33,481                   -            10,155
---------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents                        741,152            (218,166)          612,672

Cash and cash equivalents, beginning of period                                -             959,318           346,646

---------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                         $      741,152      $      741,152     $     959,318
---------------------------------------------------------------------------------------------------------------------

Supplementary information:
   Interest paid                                                 $            -      $            -     $           -
   Income taxes paid                                                          -                   -                 -
Non-cash financing and investing activities:
   Issuance of redeemable preferred shares
     to minority interest for product rights                            309,677                   -                 -
   Common shares issued on conversion of
     share subscriptions                                                853,244             185,513            62,731
   Compensation cost of stock options
     issued for services                                                295,269             295,269                 -
---------------------------------------------------------------------------------------------------------------------




          See accompanying notes to consolidated financial statements

L.O.M MEDICAL INTERNATIONAL INC.
(A Development Stage Enterprise)

Consolidated Statements of Stockholders' Equity and Comprehensive Income $ United States

For the period from inception on March 17, 1997 to May 31, 2001

--------------------------------------------------------------------------------------------------------------------------
                                              Capital Stock                        Deficit
                                         ----------------------                 Accumulated     Accumulated
                                             Number             Additional       During the           Other          Total
                                          of Common                Paid in      Development   Comprehensive  Stockholders'
                                             Shares      Amount    Capital            Stage          Income         Equity
--------------------------------------------------------------------------------------------------------------------------
Common shares issued on incorporation             3   $       1   $        -    $        -     $         -     $         1

Comprehensive income (loss):
  Loss                                            -           -            -      (138,272)              -        (138,272)
  Foreign currency translation                    -           -            -             -          13,582          13,582
---------------------------------------------------------------------------------------------------------------------------
Comprehensive loss                                                                                                (124,690)
---------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 1997                             3           1            -      (138,272)         13,582        (124,689)

Common shares issued to founders
  and others at $0.001                    4,210,090       4,210            -             -               -           4,210

Common shares issued at $1.00
net of share issue costs                    668,154         668      469,887             -               -         470,555

Common shares issued at $1.00 on
  conversion of share subscriptions         605,000         605      604,395             -               -         605,000

Comprehensive income (loss):
  Loss                                           -            -            -      (293,239)              -        (293,239)
  Foreign currency translation                   -            -            -             -          (7,294)         (7,294)
---------------------------------------------------------------------------------------------------------------------------
Comprehensive loss                                                                                                (300,533)
---------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 1998                     5,483,247       5,484    1,074,282      (431,511)          6,288         654,543

Common shares issued on
  November 30, 1998 at $3.25
  net of share issue costs                   36,300          36       96,726             -               -          96,762

Comprehensive income (loss):
  Loss                                            -           -            -      (726,055)              -        (726,055)
  Foreign currency translation                    -           -            -             -          17,038          17,038
----------------------------------------------------------------------------------------------------------------------- ---
Comprehensive loss                                                                                                (709,017)
---------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 1999                     5,519,547       5,520    1,171,008    (1,157,566)         23,326          42,288

Common shares issued on
  April 17, 2000 at $3.25
  net of share issue costs                  307,610         308      967,335             -               -         967,643

Common shares issued on
  May 10, 2000 at $3.25 on
  conversion of share
  subscriptions                              19,302          19       62,712             -               -          62,731

Comprehensive income (loss):
  Loss                                            -           -            -      (508,835)              -        (508,835)
  Foreign currency translation                    -           -            -             -           9,978           9,978
--------------------------------------------------------------------------------------------------------------------------
Comprehensive loss                                                                                                (498,857)
--------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 2000                     5,846,459  $    5,847  $  2,201,055  $(1,666,401)    $    33,304   $     573,805
--------------------------------------------------------------------------------------------------------------------------

L.O.M. MEDICAL INTERNATIONL INC.
(A Development Stage Enterprise)

Consolidated Statements of Stockholders' Equity and Comprehensive Income (continued)
$ United States

For the period from inception on March 17, 1997 to May 31, 2001

-------------------------------------------------------------------------------------------------------------------
                                       Capital Stock                         Deficit
                                  ----------------------                 Accumulated     Accumulated
                                      Number                Additional    During the           Other          Total
                                   of Common                   Paid in   Development   Comprehensive  Stockholders'
                                      Shares      Amount       Capital         Stage          Income         Equity
-------------------------------------------------------------------------------------------------------------------
Balance, May 31, 2000,
  carried forward                  5,846,459  $     5,847  $  2,201,055  $(1,666,401)  $      33,304  $     573,805

Common shares issued on
  September 22, 2000 for
  cash at $3.25 net of share
  issue costs                        249,271          250       726,654            -               -        726,904

Common shares issued on
  December 19, 2000 at $3.25
  on conversion of share
  subscriptions                       57,081           57       185,456            -               -        185,513

Compensation costs for
  stock options issued for
  services (note 5(b))                     -            -       295,269            -               -        295,269

Comprehensive income (loss):
  Loss                                     -            -             -   (1,216,128)              -     (1,216,128)
  Foreign currency translation             -            -             -            -               -              -
-------------------------------------------------------------------------------------------------------------------
Comprehensive loss                                                                                       (1,216,128)
-------------------------------------------------------------------------------------------------------------------
Balance, May 31, 2001              6,152,811  $    6,154  $  3,408,434  $ (2,882,529)   $     33,304  $     565,363
-------------------------------------------------------------------------------------------------------------------

L.O.M. MEDICAL INTERNATIONL INC.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements, page 1
($ United States)

Years ended May 31, 2001 and 2000 and cumulative from inception (March 17, 1997) to May 31, 2001

--------------------------------------------------------------------------------

L.O.M. Medical International Inc. was incorporated on March 17, 1997 under the General Corporation Laws of Delaware. It conducts research and development on new products in the medical field including a retractable syringe.

1.   Significant accounting policies:

a)       Going concern

         These financial statements have been prepared by management on the going concern basis in accordance with generally accepted accounting principles in the United States of America, which assumes the realization of assets and liquidation of liabilities and commitments in the normal course of business. As shown in the consolidated financial statements, to date, the Company has generated no revenues and has accumulated a deficit since inception of $2,882,529. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent on its ability to generate future profitable operations and receive continued financial support from its stockholders and other investors.

         Management's plans with respect to generating future profitable operations include future sales of the retractable syringe as well as additional funding from stockholders in the form of additional share subscriptions. There can be no assurance that a market will develop for the retractable syringe or that additional share financings will be available. Failure to obtain adequate financing will cause the Company to curtail operations.

b)       Basis of presentation and consolidation

         The consolidated financial statements include the accounts of the Company and its 96% owned subsidiary, L.O.M. Laboratories Inc.
         All material intercompany transactions and balances have been eliminated.

c)       Translation of financial statements

         The Company's functional currency is the United States dollar. Subsequent to May 31, 2000, the Company's subsidiary, L.O.M. Laboratories Inc., has a United States dollar functional currency. To May 31, 2000, the functional currency of the subsidiary was the Canadian dollar. Accordingly, the net adjustment to May 31, 2000 arising from the translation was recorded as a translation adjustment which is included in accumulated other comprehensive income. The change in the subsidiary's functional currency resulted as transactions it now enters into are denominated in United States dollars.

         Where the functional currency is the United States dollar, the method of translation of Canadian dollar balances into the United States dollar is as follows:

i) Monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, being US $1.00 per Cdn $1.5699 (2000 - $1.4715).

ii) Non-monetary assets and liabilities are translated at the rate of exchange in effect at the date the transaction occurred.

iii) Revenues and expenses are translated at the exchange rate in effect at the transaction date.

iv) The net adjustment arising from the translation is included in the consolidated statement of loss.

L.O.M. MEDICAL INTERNATIONL INC.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements, page 2
$ United States

Years ended May 31, 2001 and 2000 and cumulative from inception (March 17, 1997) to May 31, 2001

-------------------------------------------------------------------------------

1.   Significant accounting policies (continued):

d)       Cash and cash equivalents

         The Company considers all highly liquid securities with a term to maturity of three months or less when acquired to be cash equivalents.

e)       Fixed assets

         Fixed assets are recorded at cost. Amortization is provided using the following methods and annual rates which are intended to amortize the cost of the assets over their estimated useful life:

-------------------------------------------------------------------------------
         Asset                                       Method             Rate
-------------------------------------------------------------------------------

         Leasehold improvements               Straight-line              20%
         Computer software                Declining balance              50%
         Equipment                        Declining balance              30%
         Furniture and fixtures           Declining balance              20%
-------------------------------------------------------------------------------

f)       Patent costs

         Patent costs relate to amounts paid to acquire the rights to produce and distribute products as well as the costs associated with patent applications. These costs are being amortized on a straight-line basis over five years.

g)       Research and development

         Research and development costs are expensed as incurred.

h)       Income taxes

         The Company accounts for income taxes by the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

i)       Management estimates

         The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

L.O.M. MEDICAL INTERNATIONL INC.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements, page 3
($ United States)

Years ended May 31, 2001 and 2000 and cumulative from inception (March 17, 1997) to May 31, 2001
--------------------------------------------------------------------------------

1.   Significant accounting policies (continued):

j)       Financial instruments

         The fair values of the Company's cash and cash equivalents, amounts receivable and accounts payable and accrued liabilities approximate their carrying values due to the relatively short periods to maturity of the instruments. It is not possible to arrive at a fair value for redeemable preferred shares as a public market for this stock does not exist. The maximum credit risk exposure for all financial assets is the carrying amount of those assets.

k)       Loss per share

         Loss per share has been calculated using the weighted average number of common shares outstanding during the period.

l)       Stock option plan

         During the year ended May 31, 2001, the Company adopted a stock option plan whereby employees of the Company, directors, consultants and other persons could be granted options to subscribe for common shares of the Company. The aggregate number of common shares which may be issued upon exercise of all options pursuant to the Plan shall not exceed 3,000,000. Options granted pursuant to this plan vest on issuance and have exercise periods of not more than ten years from the date of grant. The exercise price of the options is as follows:

         i) For incentive stock options granted to an employee who, at the time the option is granted, owns shares, possessing less than 10% of the total combined voting power of all classes of stock of the Company, the exercise price shall not be less than 100% of the fair market value of the Company's common shares at the date of grant.

         ii) For incentive stock options granted to an employee who, at the time the option is granted, owns shares, possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% of the fair market value of the Company's common shares at the date of grant, and such options shall expire no later than 5 years from the grant date.

         iii) For all other stock options, the exercise price shall not be less than 85% of the fair market value of the Company's common shares at the date of grant.

         The Company applies APB Opinion No. 25 in accounting for stock options granted to employees whereby compensation cost is recorded only to the extent that the market price exceeds the exercise price at the date of grant. Options granted to non-employees are accounted for at their fair value as the related services are provided.

2.   Advances and deposits:

     Advances and deposits represent amounts that have been advanced to arms length parties and are unsecured, non-interest bearing and repayable upon demand.

L.O.M. MEDICAL INTERNATIONL INC.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements, page 4
$ United States

Years ended May 31, 2001 and 2000 and cumulative from inception (March 17, 1997) to May 31, 2001
--------------------------------------------------------------------------------


3.   Fixed assets:

-------------------------------------------------------------------------------------------
                                                                                      2001
-------------------------------------------------------------------------------------------
                                                              Accumulated          Net book
                                                   Cost      amortization             value
-------------------------------------------------------------------------------------------
     Leasehold improvements                $     27,919      $     16,751      $     11,168
-------------------------------------------------------------------------------------------
     Computer software                            9,093             4,262             4,831
     Equipment                                   29,844            18,482            11,362
     Furniture and fixtures                      23,975            10,527            13,448

-------------------------------------------------------------------------------------------
                                           $     90,831      $     50,022      $     40,809

-------------------------------------------------------------------------------------------
                                                                                       2000
-------------------------------------------------------------------------------------------
                                                              Accumulated          Net book
                                                   Cost      amortization             value
-------------------------------------------------------------------------------------------
     Leasehold improvements                $     27,919      $     11,167      $     16,752
     Computer software                            5,446             1,254             4,192
     Equipment                                   26,842            14,254            12,588
     Furniture and fixtures                      21,113             7,521            13,592
-------------------------------------------------------------------------------------------
                                           $     81,320      $     34,196      $     47,124
-------------------------------------------------------------------------------------------

4.       Minority interest:

     The Company's subsidiary has redeemable preferred shares outstanding as follows:

-------------------------------------------------------------------------------------------
                                                                     2001              2000
-------------------------------------------------------------------------------------------

     Issued:
         4,000 Class C preferred shares with a par value of $100 Cdn redeemable at $110.16 Cdn per share at the option of the holder. Each share is entitled to a fixed non-cumulative dividend at the rate of 9% per annum payable at such
         times as determined by the Directors.                    301,727           301,727
-------------------------------------------------------------------------------------------

5.   Capital stock:

a)       Share subscriptions:

         Subsequent to May 31, 2001 (2000), the Company issued 6,800 (2000 - 57,081) common shares at $3.25 per share for net proceeds of $22,100 (2000 - $185,513), which were received prior to May 31, 2001.

L.O.M. MEDICAL INTERNATIONL INC.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements, page 5
$ United States

Years ended May 31, 2001 and 2000 and cumulative from inception (March 17, 1997) to May 31, 2001

--------------------------------------------------------------------------------

5.   Capital stock (continued):

     b)   Stock options:

         The Company has the following stock options:

----------------------------------------------------------------------------------------------------------
                                                                   2001                               2000
                                                       Weighted average                   Weighted average
                                           Shares        exercise price        Shares       exercise price
----------------------------------------------------------------------------------------------------------
         Balance, beginning of year            -                     -             -                    -
         Issued                          340,417                 $3.36             -                    -
         Exercised                             -                     -             -                    -
         Expired or cancelled                  -                     -             -                    -
----------------------------------------------------------------------------------------------------------
         Balance, end of year            340,417                 $3.36             -                    -
----------------------------------------------------------------------------------------------------------

         At May 31, 2001, all options were exercisable. The weighted average remaining contractual life of the outstanding options was 7.8 years.

         The Company applies APB Opinion No. 25 in accounting for its stock options issued to directors, and employees and, accordingly, because options granted to these individuals have been granted at the market price of its common shares on the grant date, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation costs based on the fair value of its stock options at the grant date under SFAS No. 123, the Company's loss for the years ended May 31, 2001 and 2000 would have been increased to the pro forma amounts below:

-------------------------------------------------------------------------------
                                                         2001              2000
-------------------------------------------------------------------------------

         Loss
           As reported                         $    1,216,128     $     508,835
           Pro forma                                1,493,186           508,835
         Loss per share, basic and diluted
           As reported                                  $0.20             $0.09
           Pro forma                                    $0.25             $0.09
-------------------------------------------------------------------------------

         During the year ended May 31, 2001, 206,667 options were issued to directors and employees. The fair value of the options has been determined under the Black Scholes Method using the expected life of the options, a volatility of 50%, a risk-free rate of 5.39% and no assumed dividends.

         During the year ended May 31, 2001, the Company granted 133,750 common share options with an exercise price of $3.25 per share to non-employees for services rendered. The fair value of the options and stock rights, calculated as $295,629, has been recorded using the Black Scholes Method using the expected life of the options, a volatility of 50%, a risk-free rate of 5.39% and no assumed dividends.

     c)  Warrants:

         3,076,405 warrants were issued during fiscal 2001 to existing shareholders representing 1/2 warrant for each common share held. Each warrant entitles the holder of such warrant to purchase one common share for $5.00 per share. Each warrant expires ninety days after the first transaction in the Company's shares occurs on the Over-the-Counter Bulletin Board.

L.O.M. MEDICAL INTERNATIONL INC.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements, page 6
$ United States

Years ended May 31, 2001 and 2000 and cumulative from inception (March 17, 1997) to May 31, 2001

--------------------------------------------------------------------------------

6.       Related party transactions:

     The Company entered into the following transactions with related parties:

--------------------------------------------------------------------------------------------------------------------------
                                                                                                     2001             2000
--------------------------------------------------------------------------------------------------------------------------
     Accounting fees paid to a director                                                     $      26,059     $     14,997
     Management fees paid to president                                                            138,564          151,751
     Office and administration fees paid to president's spouse                                     35,713           38,810
     Office and administration fees paid to an individual related to the president                 19,109           17,041
     Management fees paid to a company controlled by the president                                 20,000                -
     Rent paid to a company controlled by the president                                            29,489           19,397
--------------------------------------------------------------------------------------------------------------------------

     These transactions are in the normal course of operations and are measured at the exchange amount of consideration established and agreed to by the related parties.

7.   Commitments:
     The Company is obligated to make future minimum operating lease payments for it's offices as follows:

         2002                                                $      20,805
         2003                                                $      20,805
         2004                                                $      20,805
         2005                                                $      20,805

8.   Income taxes:

     At May 31, 2001, the Company had a net operating loss carryforward for United States income tax purposes of approximately $2,800,000. The net operating loss expires in increments beginning in 2008. No amount has been reflected on the balance sheet for future income taxes as any future income tax asset has been fully offset by a valuation allowance.

9.   Contingent liability:

     The Company has been engaged in discussions with staff of the British Columbia Securities Commission (the "BCSC") concerning the distribution of the Company's common stock to certain residents of British Columbia. Staff of the BCSC has taken the position that the distribution of certain shares may not have, in all circumstances, satisfied the prospectus exemption requirements under the Securities Act (British Columbia). In order to resolve the concerns of staff of the BCSC, the Company has agreed to make an offer of rescission (the "Rescission Offer") to purchasers of its common stock residing in British Columbia. The Company intends to mail the Rescission Offer in early August, 2001 and such Rescission Offer will be open for acceptance for a period of 30 days. Under the Rescission Offer, the recipient may elect to retain their shares in the Company or to rescind their original purchase and return the shares to the Company and receive from the Company, the purchase price originally paid for the shares. Any shares returned to the Company pursuant to the Rescission Offer will be cancelled. The Rescission Offer will be mailed to stockholders who have acquired common stock from the Company for aggregate proceeds of approximately $1,400,000.

L.O.M. MEDICAL INTERNATIONL INC.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements, page 7
$ United States

Years ended May 31, 2001 and 2000 and cumulative from inception (March 17, 1997) to May 31, 2001

--------------------------------------------------------------------------------


10.  Comparative figures:

     Certain of the prior years' figures have been restated to comply with the financial statement presentation adopted in the current year.

--------------------------------------------------------------------------------


                                      PROXY

                       L.O.M. MEDICAL INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF L.O.M. MEDICAL INTERNATIONAL, INC., A DELAWARE CORPORATION ("COMPANY").


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS INDICATED, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER REGARDING ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED HEREIN ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING AT THE ANNUAL MEETING IN PERSON.

INSTRUCTIONS. Except with respect to the election of directors, to vote in favor of a proposal, circle the phrase "FOR approval". To vote against a proposal, circle the phrase "AGAINST approval". To abstain from voting on a proposal, circle the phrase "ABSTAIN".

The undersigned stockholder of L.O.M. Medical International, Inc., (defined herein previously as the "Company"), hereby constitutes and appoints John Klippenstein, with the power to appoint his substitute, as attorney and proxy, to appear, attend and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the Annual Meeting of Stockholders of the Company to be held at 1:00 p.m. Pacific Time, on October 5, 2001, at The Fairmont Empress Hotel located at 721 Government Street, in Victoria, British Columbia Canada V8W 1W5 and at any adjournment thereof, upon the following:

1.   To elect six (6) directors as follows:

    FOR all nominees listed below, except           WITHHOLD AUTHORITY
    as marked to the contrary below                 to vote for all nominees
                                                    listed below

      Additional Instructions: To withhold authority to vote for any individual nominee, strike a line through that nominee's name specified below.

    John Klippenstein               Harold Punnett            David Gramlich

    Dr. Colin Lee                   Dr. Jeffrey Berg          Clifford Mandell

2. To approve, adopt and ratify the actions taken by the Company's officers and directors during the most recent fiscal year;

    FOR approval                    AGAINST approval          ABSTAIN


3. To approve the selection of KPMG LLP to audit the financial statements of the Company for the fiscal year ended May 31, 2002;

    FOR approval                   AGAINST approval          ABSTAIN

4. To vote in his or her discretion on such other business as may properly come before the meeting, or any adjournment thereof.


         Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares of the Company's common stock are held by joint tenants, both joint tenants should sign this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please specify your complete title as such. If shares of the Company's common stock are held by a corporation, please sign in full that corporation's name and execute this proxy by the President or other authorized officer of that corporation. If shares of the Company's common stock are held by a partnership, please execute this proxy in that partnership's name by an authorized general partner or other authorized representative of that partnership.



Dated:________________                      __________________________________
                                            (Signature of Shareholder)

                                            ----------------------------------
                                            (Printed Name of Shareholder)

___ PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING.




--------------------------------------------------------------------------------